________________________________________________________________________________

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. )

                           _________________________

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           _________________________

                          ORION PICTURES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           _________________________

                          ORION PICTURES CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

                           _________________________

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $125 FEE PAID WITH FILING OF PRELIMINARY MATERIAL
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                            _________________________

(1) Title of each class of securities to which transaction applies:

    ____________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

    ____________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.1

    ____________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

    ____________________________________________________________________________

__________
1 Set forth the amount on which the filing fee is calculated and state how it was determined.
                           _________________________

[ ] Check  box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           _________________________

(1) Amount Previously Paid:

    ____________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

    ____________________________________________________________________________

(3) Filing Party:

    ____________________________________________________________________________

(4) Date Filed:

    ____________________________________________________________________________

________________________________________________________________________________

                                  [Logo]
                                                                   June 27, 1994

Dear Stockholder:

     On behalf of the Board of Directors, I wish to extend a cordial invitation to attend the Annual Meeting of Stockholders of Orion Pictures Corporation, which will be held at 4:00 p.m., New York time, on July 26, 1994 in the Concourse Level at 1285 Avenue of the Americas, New York, New York. I look forward to greeting as many stockholders as possible at the Annual Meeting.

     At the Annual Meeting, the stockholders will be asked to vote on the election of nine directors, to ratify and approve the appointment by the Board of Directors of the Company's independent auditors of the Company's consolidated financial statements for the fiscal year ending February 28, 1995 and to transact such other business as may properly come before such meeting or any adjournment or adjournments thereof.

     I hope that you will use this opportunity to take an active part in the affairs of your Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed proxy or by casting your vote in person at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend. Accordingly, you are urged to sign, date and mail the enclosed proxy promptly. If you later decide to attend the Annual Meeting, you may revoke your proxy and vote in person.

     Thank you.

                                          Sincerely,
                                          LEONARD WHITE
                                          LEONARD WHITE
                                          President and Chief Executive Officer

                           ORION PICTURES CORPORATION
                             1888 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 26, 1994

                            ------------------------
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ORION PICTURES CORPORATION (the 'Company') will be held on July 26, 1994 at 4:00 p.m., in the Concourse Level at 1285 Avenue of the Americas, New York, New York (the 'Annual Meeting'), for the following purposes:

          1. To elect nine directors of the Company to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and shall have qualified;

          2. To ratify and approve the appointment of KPMG Peat Marwick by the Board of Directors to be the independent auditors of the Company's consolidated financial statements for the fiscal year ending February 28, 1995; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on June 24, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof.

     For the ten-day period immediately prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company, located at 1888 Century Park East, Los Angeles, California, for such purposes as are set forth in the General Corporation Law of the State of Delaware.

                                          By Order of the Board of Directors
                                          JOHN W. HESTER
                                          Secretary

June 27, 1994

                                   IMPORTANT

     Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will be revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.

                           ORION PICTURES CORPORATION
                             1888 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                       ---------------------------------

                                PROXY STATEMENT
                       ---------------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished by the Board of Directors of Orion Pictures Corporation (the 'Company') in connection with the solicitation by the Board of Directors of proxies to be voted at the Company's Annual Meeting of Stockholders to be held on July 26, 1994 and at any adjournment or adjournments thereof (the 'Annual Meeting'), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about June 27, 1994.

                            VOTING AT ANNUAL MEETING

GENERAL

     The Board of Directors of the Company has fixed the close of business on June 24, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the 'Record Date'). As of the Record Date, there were issued and outstanding 20,000,000 shares of the Company's Common Stock, $.25 par value (the 'Common Stock'). The holders of record of shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, a total of 20,000,000 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting. A majority of such votes, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

PROXIES

     Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies and received in time for the Annual Meeting will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the nominees for election as directors, FOR the ratification and approval of the appointment by the Board of Directors of KPMG Peat Marwick as independent auditors of the Company's consolidated financial statements for the fiscal year ending February 28, 1995 and in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting. A stockholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company bearing a date later than the proxy or by attending the Annual Meeting and voting in person. Shares as to which a broker indicates it has no discretion to vote and which are not voted and abstentions will be considered not present at the Annual Meeting for purposes of determining the presence of a quorum and as unvoted for approving the election of directors and for approving the appointment of KPMG Peat Marwick as independent auditors. The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by an inspector of elections appointed by the Company. The inspector's duties include determining the number of shares represented at the Annual Meeting, counting all votes and ballots and certifying the determination of the number of shares represented and the outcome of the balloting.

     The Company will bear all the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of mails, the directors, officers and employees of the Company, without additional compensation, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms, banks or other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common

Stock held by such persons, and the Company will reimburse such brokerage firms,
banks,   custodians,  nominees  and  fiduciaries  for  reasonable  out-of-pocket expenses incurred by them in connection therewith.

VOTE REQUIRED

     The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as directors of the Company at the Annual Meeting. The affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify and approve the appointment of KPMG Peat Marwick as independent auditors of the Company's consolidated financial statements for the fiscal year ending February 28, 1995.

     On the Record Date, Mr. John W. Kluge, through a trust affiliated with Mr. Kluge (the 'Kluge Trust') and Metromedia Company, a general partnership ('Metromedia') of which the Kluge Trust is a general partner, owned 4,020,000 and 7,195,325 shares of Common Stock, respectively. Metromedia and Mr. Kluge as Trustee have advised the Company that they will vote their shares of Common Stock (aggregating 11,215,325 shares and representing approximately 56.08% of the combined voting power of Common Stock outstanding as of the Record Date) in favor of the election of the nominees for election as directors and in favor of the Board's appointment of KPMG Peat Marwick as independent auditors of the Company's consolidated financial statements for the fiscal year ending February 28, 1995. See 'ELECTION OF DIRECTORS.' Thus, the election of the nominees and the appointment of KPMG Peat Marwick is assured. See 'PRINCIPAL STOCKHOLDERS OF THE COMPANY.'

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table sets forth, as of the Record Date, certain information regarding each person known to the Company to own beneficially (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act')) more than 5% of the outstanding Common Stock. In accordance with the rules promulgated by the Securities and Exchange Commission, such ownership includes shares currently owned as well as shares which the named person has the right to acquire beneficial ownership of within 60 days, including, but not limited to, shares which the named person has the right to acquire through the exercise of any option, warrant or right, or through the conversion of a security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

                                                                               NUMBER OF SHARES OF      PERCENTAGE
                                                                                  COMMON STOCK          OF COMMON
                   NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)       STOCK
- - - - - ---------------------------------------------------------------------------   ---------------------    ------------
John W. Kluge, Stuart Subotnick and Metromedia Company                              11,215,325(2)          56.08%
  One Meadowlands Plaza
  E. Rutherford, N.J. 07073

- - - - - ------------

(1) Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(2) Metromedia is owned and controlled by John W. Kluge and Stuart Subotnick, each of whom is a director of the Company. The amount set forth in the table above includes 4,020,000 shares of Common Stock owned directly by the Kluge Trust; the balance is owned by Mr. Kluge beneficially through Metromedia.

- - - - - ----------------------------------------------------------
     To the best knowledge of the Company, except as set forth above, no person owns beneficially more than 5% of any class of the Common Stock.

     The following table sets forth beneficial ownership of the Company's Common Stock as of the Record Date with respect to (i) each director of the Company,
(ii) each executive officer named in the

Summary Compensation Table under 'Executive Compensation,' and (iii) as to all directors and executive officers as a group.

                                                                               NUMBER OF SHARES OF      PERCENTAGE
                                                                                  COMMON STOCK          OF COMMON
                         NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED(1)       STOCK
- - - - - ---------------------------------------------------------------------------   ---------------------    ------------
Susan Blodgett.............................................................                  4                  (2)
Herbert N. Dorfman.........................................................          --                   --
John W. Hester.............................................................          --                   --
Joseph D. Indelli..........................................................          --                   --
John W. Kluge..............................................................         11,215,325(3)          56.08%
Silvia Kessel..............................................................          --                   --
Joel R. Packer.............................................................              5,000                  (2)
Michael I. Sovern..........................................................          --                   --
Raymond L. Steele..........................................................              1,000                  (2)
Stuart Subotnick...........................................................          7,195,325(4)          35.98%
Arnold L. Wadler...........................................................          --                   --
Stephen Wertheimer.........................................................              3,000                  (2)
Leonard White..............................................................          --                   --
All Directors and Executive Officers as a group (17 persons)...............         11,224,329             56.12%

- - - - - ------------

(1) Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(2) Less than 1%.

(3) Represents 7,195,325 shares beneficially owned through Metromedia, and 4,020,000 shares of Common Stock owned directly by Mr. Kluge.

(4) Represents 7,195,325 shares beneficially owned through Metromedia.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     On and after December 11, 1991 (the 'Filing Date'), the Company and certain of its subsidiaries filed voluntary bankruptcy petitions under Chapter 11 of the United States Bankruptcy Code. The United States Bankruptcy Court for the Southern District of New York confirmed the Company's Modified Third Amended Joint Consolidated Plan of Reorganization (the 'Plan') on October 20, 1992 (the 'Confirmation Date'), and the Plan was consummated on November 5, 1992 (the 'Effective Date'). Metromedia, the Company's majority shareholder prior to the Effective Date, was a co-proponent of the Plan with the Company. Each of Silvia Kessel and Leonard White, nominees for election as directors, served as executive officers of the Company on the Filing Date.

     Pursuant to the Plan, the Company's By-laws were amended and restated to fix the maximum number of directors constituting the entire Board of Directors at 12. The Company's Amended and Restated By-laws also provide that until November 5, 1997 the Company must designate the following three individuals (or persons designated by a majority of the following three individuals) who are not affiliated with Metromedia as representatives of the Company's unsecured creditors to the Company's Board of Directors: Stephen Wertheimer, Raymond L. Steele and Joel R. Packer (the 'Non-Metromedia Directors'). In addition, the Plan requires that in each election of directors, as long as Metromedia and its affiliates own a majority of the shares of Common Stock, Metromedia will vote, or cause to be voted, all such shares of Common Stock held by Metromedia and its affiliates in favor of the Non-Metromedia Directors, thereby assuring the election of each Non-Metromedia Director. See 'VOTING AT ANNUAL MEETING -- Vote Required.'

     The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as directors of the Company at the Annual Meeting. The Company's Board of Directors currently consists of nine members. Upon consummation of the Plan, each of the nominees set forth below were elected as directors of the Company and accordingly each nominee currently serves as a director of the Company.

     The Board of Directors knows of no reason why any of its nominees will be unable or will refuse to accept election. If any nominee becomes unable or refuses to accept election, the Board of Directors will either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee.

                                                                                                           DIRECTOR
          NAME, PRINCIPAL OCCUPATIONS FOR PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS(1)              AGE     SINCE
- - - - - -------------------------------------------------------------------------------------------------   ---    --------
Silvia Kessel ...................................................................................   43       1991
  Executive  Vice  President of  the Company  since January  1993; Senior  Vice President  of the
  Company from June  1991 to November  1992; Senior  Vice President of  Metromedia Company  since
  January  1994; President  of Kluge &  Company from January  1994; Managing Director  of Kluge &
  Company (and its predecessor)  from April 1990  to January 1994;  Vice President of  Metromedia
  Company  from 1988 to April  1990; Assistant Vice President of  Metromedia Company from 1985 to
  1988. Director of LDDS Communications, Inc.
John W. Kluge ...................................................................................   79       1986
  Chairman of the Board of the Company  since 1992; Chairman and President of Metromedia  Company and  its predecessor-in-interest, Metromedia,  Inc. for over  five years. Director  of The Bear
  Stearns Companies, Inc., LDDS Communications, Inc. and Occidental Petroleum Corporation.
Joel R. Packer ..................................................................................   51       1992
  Private investor since  1989; Chairman and  Chief Executive Officer  of Graphic Scanning  Corp.
  from 1987 to 1989. Director of Presidential Life Insurance Co.
Michael I. Sovern ...............................................................................   62       1987
  President Emeritus and Chancellor Kent professor of law at Columbia University since July 1993;
  President  of Columbia University  from 1980 to  July 1993. Director  of American Telephone and
  Telegraph  Company,  Chemical  Banking  Corporation  and  its  subsidiary,  Chemical  Bank  and
  Warner-Lambert Corp.
Raymond L. Steele ...............................................................................   59       1992
  Retired  since 1993;  Executive Vice  President of  Pacholder Associates,  Inc., a  provider of investment management and other financial advisory services  from 1990 to 1993; from June  1989 to  April 1990, consultant to Nickert Group, a  Pizza Hut franchisee; from January 1988 to June
  1989 consultant to and partner of Towne Properties, Ltd., a real estate developer; from 1984 to
  January 1988, Vice President, Trust Officer and  Chief Investment Officer of Provident Bank  of
  Cincinnati, Ohio. Director of Emerson Radio Corp., Pharmhouse, Inc. and Modernfold, Inc.
Stuart Subotnick ................................................................................   52       1986
  Vice  Chairman of  the Board of  the Company since  November 1992; Executive  Vice President of
  Metromedia Company  and its  predecessor-in-interest, Metromedia,  Inc., for  over five  years.
  Director of Carnival Cruise Lines, Inc. and LDDS Communications, Inc.
Arnold L. Wadler ................................................................................   50       1991
  Senior   Vice  President,  Secretary  and  General   Counsel  of  Metromedia  Company  and  its
  predecessor-in-interest, Metromedia, Inc., for over five years.
Stephen Wertheimer ..............................................................................   43       1992
  Private investor  since 1991;  Managing Director,  Group Head  of Investment  Banking-Asia,  of
  PaineWebber  Incorporated from 1988 to  1991. Director of AMS,  Inc., Greenwich Fine Arts, Inc.
  and Savin Corp.
Leonard White ...................................................................................   55       1992
  President and Chief Executive Officer of the Company since November 1992; Interim President and
  Chief Executive Officer of the  Company from March 1992 until  November, 1992; Chairman of  the
  Board  and  Chief  Executive  Officer  of  Orion  Home  Entertainment  Corporation  ('OHEC'), a
  subsidiary of the  Company, since 1991;  President and  Chief Operating Officer  of Orion  Home
  Video, division of OHEC from March, 1987 until March, 1991.

- - - - - ------------

(1) Unless otherwise indicated, nominees and directors have been employed in the current principal occupations set forth under their names for at least the past five years. Mr. White is also a director and/or officer of certain of the Company's subsidiaries.

ADDITIONAL INFORMATION REGARDING THE COMPANY'S BOARD OF DIRECTORS

     The Company's Board of Directors met five times during the fiscal year ended February 28, 1994. The Company's Board of Directors has standing Executive and Audit Committees, the members of each of which are elected by the Board of Directors at its annual meeting. Pursuant to the Company's Amended and Restated By-laws, one of the Non-Metromedia Directors must serve on the Company's Executive Committee. The Board of Directors does not have standing compensation or nominating committees. The Executive Committee has served as a nominating committee of the Board of Directors and will consider stockholder suggestions for nominees for director. Suggestions for the Executive Committee's consideration may be submitted to the Secretary of the Company at the address set forth on the accompanying Notice of Annual Meeting of Stockholders.

     During the fiscal year ended February 28, 1994, the Executive Committee consisted of Messrs. Kluge (Chairman), Subotnick and Wertheimer. To the extent permitted by law, the Executive Committee exercises the authority of the Board of Directors between meetings of the Board. The Executive Committee did not meet during the past fiscal year.

     The Audit Committee, the members of which were Messrs. Subotnick (Chairman), Wertheimer and Sovern, met four times during the fiscal year ended February 28, 1994. The Audit Committee reviews and monitors the Company's internal financial controls, monitors the Company's independent auditors, makes recommendations to the Board of Directors regarding the retention of such auditors for audit and non-audit services, reviews the fees of such auditors and receives and reviews the reports of such auditors.

     During the fiscal year ended February 28, 1994, each of the Directors attended at least 75% of the aggregate number of the meetings of the Board of Directors and the Committees of which such director was a member (held during the period for which such director served) except for Mr. Kluge and Mr. Sovern.

     The Company paid each of the Non-Metromedia Directors and Mr. Sovern $15,000 per year for such directors' services on the Board of Directors and its Committees and $1,000 per meeting of the Board of Directors attended by such directors. The Company also paid each of the Non-Metromedia Directors and Mr. Sovern $750 per meeting of a Committee of the Board of Directors attended by each such director who is a member of such Committee. None of the Directors affiliated with the Company or Metromedia received compensation for their services on the Board of Directors of the Company. All directors not affiliated with Metromedia are reimbursed by the Company for their out-of-pocket expenses incurred in attending such meetings.

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and Nasdaq. The Company believes that during the fiscal year ended February 28, 1994, all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock have been complied with, except that a Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting one transaction was filed late by Joel R. Packer, due solely to an administrative error on the part of the Company.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth information on compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers during the fiscal years ended February 28, 1994, February 28, 1993 and February 29, 1992 for services rendered in all capacities to the Company and its subsidiaries.

                         SUMMARY COMPENSATION TABLE(1)

                                                                   ANNUAL COMPENSATION
                                                          -------------------------------------
                                                                                  OTHER ANNUAL        ALL OTHER
          NAME AND PRINCIPAL POSITION             YEAR     SALARY      BONUS      COMPENSATION     COMPENSATION(6)
- - - - - -----------------------------------------------   ----    --------    --------    -------------    ---------------
Leonard White(2) ..............................   1994    $425,004    $      0      $ 202,106(5)       $   500
  President and Chief Executive Officer           1993     425,004     570,166(4)     872,246(5)           500
                                                  1992       --          --           --               --
John W. Hester ................................   1994     216,538      30,000(4)     138,770(5)           500
  Executive Vice President, General Counsel and   1993     182,692      71,166(4)     100,974(5)           500
  Secretary                                       1992     157,634           0              0              500
Susan Blodgett(3) .............................   1994     182,000           0         52,871(5)           500
  Senior Vice President, Marketing, Orion         1993     128,000       2,500            500              500
  Pictures Distribution Corporation               1992       --          --           --               --
Joseph D. Indelli(3) ..........................   1994     213,077      22,500              0              500
  Executive Vice President, Domestic Television   1993     210,000           0              0              500
  Distribution, Orion Television Entertainment    1992       --          --           --               --
Herbert N. Dorfman(3) .........................   1994     165,077      11,504         61,105(5)           500
  Senior Vice President, Orion Home Video         1993      65,285      13,288          4,971           15,403
                                                  1992       --          --           --               --

- - - - - ------------

(1) The columns designated by the Securities and Exchange Commission ('SEC') for the reporting of certain long-term compensation, including awards of restricted stock, stock appreciation rights, long term incentive plan payouts and stock options, have been eliminated as no such awards or payouts were made or options granted during the period covered by the table.

(2) Although Mr. White was employed by OHEC for the fiscal year ended February 29, 1992, Mr. White was not the Chief Executive Officer of the Company during such period. Accordingly, pursuant to applicable rules promulgated by the SEC, no compensation information is required to be disclosed about Mr. White's compensation in respect of such fiscal year.

(3) Messrs. Indelli and Dorfman and Ms. Blodgett, although employed by the Company for the fiscal year ended February 29, 1992, were appointed as executive officers of the Company on March 1, 1992 (in the case of Mr. Indelli), on November 5, 1992 (in the case of Ms. Blodgett) and on December 14, 1992 (in the case of Mr. Dorfman). The blanks opposite Messrs. Dorfman's and Indelli's and Ms. Blodgett's name (for the fiscal year ended February 29, 1992) indicate that for no portion of fiscal 1992 were such officers executive officers of the Company and, accordingly, no compensation information is required to be disclosed.

(4) The bonus earned by Mr. White for the fiscal year ended February 28, 1993 consisted of $425,000 payable pursuant to an employment agreement and $145,166 payable as an incentive bonus pursuant to an annual incentive bonus plan approved by the Company's Board of Directors. See 'Board of Directors Report on Compensation.' The bonus earned by Mr. Hester for the fiscal year ended February 28, 1994 consisted of a transition bonus of $30,000 and for the fiscal year ended February 28, 1993 consisted of a stay bonus of $60,000 and an incentive bonus of $11,166 earned by Mr. Hester pursuant to an annual incentive bonus plan approved by the Company's Board of Directors. See 'Board of Directors Report on Compensation.'

(5) In connection with the consolidation of the Company's operations to Los Angeles, Messrs. White, Hester and Dorfman and Ms. Blodgett were required to relocate from the New York metropolitan area to Los Angeles and the Company agreed to reimburse each of the foregoing for certain of their relocation costs. The Company also agreed to reimburse both Mr. White and Mr. Hester for the difference between the tax basis in their respective homes and the market value of the homes as appraised by a third party relocation company. In addition, the Company agreed to reimburse each of Mr. White and Mr. Hester for the amount of taxes payable by each of them on account of the

                                              (footnotes continued on next page)

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
(footnotes continued from previous page) foregoing relocation payment. The difference between the tax basis and the market value of Messrs. White and Hester's homes and the tax reimbursement for the foregoing totalled $795,235 for Mr. White (during 1993) and $88,181 ($83,200 in 1993 and the remainder in 1994) for Mr. Hester. The Company has paid certain relocation, closing and other related costs incurred in connection with the purchase by Messrs. White, Hester and Dorfman and Ms. Blodgett of residences in the Los Angeles metropolitan area, including a reimbursement for tax payments by such individuals on such amounts, which amounts totalled $279,117 ($202,106 in 1994 and $77,011 in 1993) for Mr.
    White, $151,563 ($133,789 in 1994 and the remainder in 1993) for Mr. Hester, $61,105 (in 1994) for Mr. Dorfman and $52,871 (in 1994) for Ms. Blodgett.

(6) These amounts represent the maximum contributions ($500) by the Company to the named executive officers pursuant to the Orion Pictures Corporation Thrift Savings/Profit Sharing Plan (the 'Thrift Plan'), except in the case of Mr. Dorfman which amount includes $14,903 of severance pursuant to a prior employment agreement.

EMPLOYMENT AGREEMENTS

EMPLOYMENT AGREEMENT WITH LEONARD WHITE

     Mr. White is party to an Employment Agreement dated December 1992 with the Company and OHEC providing for his employment as President and Chief Executive Officer of the Company effective January 2, 1993 and continuing until February
29, 1996. The agreement provides that in the event the Company's Board of Directors appoints a new President and Chief Executive Officer of the Company, Mr. White will serve as an Executive Vice President of the Company and as Chairman and Chief Executive Officer of OHEC.

     Pursuant to the agreement, Mr. White is entitled to receive, as long as he serves as President and Chief Executive Officer of the Company, a base salary of $425,000 per year from January 2, 1993 through February 28, 1994, $450,000 for the fiscal year ended February 28, 1995 and $475,000 for the fiscal year ended February 29, 1996. In the event a new President and Chief Executive Officer of the Company is appointed, Mr. White's base salary for service as an Executive Vice President of the Company and Chairman and Chief Executive Officer of OHEC would be $360,000, $385,000 and $410,000 per year, respectively, for the same periods. During the term of the agreement, Mr. White participates in the Company's annual incentive bonus plan and is eligible to receive a bonus for each fiscal year in accordance with the terms of the bonus plan. In addition, in the event the Company were to grant stock options to an employee holding a position equivalent or equal to that of Mr. White, Mr. White would be entitled to receive at least the same number of options as any such employee received on substantially the same terms. Pursuant to the agreement, the Company agreed to pay Mr. White an amount equal to the difference between Mr. White's undepreciated tax basis, including amounts spent on permanent improvements to his New York metropolitan area home, and the relocation offer made for such residence by the Company's relocation company. In addition, the Company agreed to reimburse Mr. White for the amount of taxes payable by him on account of the foregoing relocation payment. Mr. White is also entitled to participate in all of the Company's employee benefit plans and programs, other than severance and vacation, on the same basis as other officers of the Company.

     If the Company terminates Mr. White's employment for 'Cause' (as defined in the agreement) or because of his death or disability or if Mr. White terminates the agreement other than for 'Good Reason' (as defined in the agreement), no further payments are due under the agreement except with respect to compensation and other benefits earned prior to the date of termination. In the event the Company terminates the agreement other than for Cause or in the event Mr. White terminates the agreement for Good Reason, Mr. White is entitled to receive the greater of (i) his base salary throughout the remaining term of the agreement and (ii) the amount of severance to which Mr. White would be entitled under the Company's severance policies in effect as of January 2, 1993, determined at the salary level in effect (the 'Severance Amount') as of the date of his termination. Pursuant to the agreement, Mr. White has no obligation to mitigate such amounts. In the event the agreement expires on February 29, 1996 and is not renewed or replaced by the Company and Mr. White, the Company must pay Mr. White the greater of (i) his base salary then in effect for six months and (ii) the Severance Amount as of the date of the non-renewal.

EMPLOYMENT AGREEMENT WITH JOHN W. HESTER

     Mr. Hester is party to an Employment Agreement dated December 1992 with the Company providing for his employment as Executive Vice President, General Counsel and Secretary of the Company effective as of January 2, 1993 and continuing through February 29, 1996. Pursuant to the agreement, Mr. Hester is entitled to receive, as his base salary, $200,000 per year from January 2, 1993 through June 30, 1993, $225,000 per year from July 1, 1993 through February 28, 1995 and $250,000 per year from March 1, 1995 through February 29, 1996. During the term of the agreement, Mr. Hester will participate in the Company's annual incentive bonus plan and is eligible to receive a bonus for each fiscal year in accordance with the terms of such plan. Mr. Hester is also entitled to participate in all the Company's employee benefit plans and programs other than severance on the same basis as other officers of the Company. In addition, the Company paid Mr. Hester an amount equal to the difference between Mr. Hester's undepreciated tax basis, including amounts spent on permanent improvements to his New York metropolitan area home, and the relocation offer made for such residence by the Company's relocation company. In addition, the Company reimbursed Mr. Hester for the amount of taxes payable by him on account of the foregoing relocation payment.

     If the Company terminates the agreement for 'Cause' (as defined in the agreement) or because of his death or disability or if Mr. Hester terminates the agreement other than for 'Good Reason' (as defined in the agreement) no further payments are due under the agreement except with respect to compensation earned prior to the date of termination. In the event the Company terminates the agreement other than for Cause or in the event Mr. Hester terminates the agreement for Good Reason, Mr. Hester is entitled to receive the greater of (i) his base salary throughout the term of the agreement and (ii) the amount of severance to which Mr. Hester would be entitled under the Company's severance policy in effect as of January 2, 1993, determined at the salary level in effect as of the date of his termination. In the event the agreement expires on February 29, 1996 and is not renewed or replaced by the Company and Mr. Hester, the Company must pay Mr. Hester the amount of severance to which Mr. Hester would be entitled under the Company's severance policy in effect as of January 2, 1993, determined at the salary level in effect as of the date of the non-renewal.

EMPLOYMENT AGREEMENT WITH HERBERT N. DORFMAN

     Mr. Dorfman is party to an Employment Agreement dated December 1992 with the Company providing for his employment as Senior Vice President of Orion Home Video effective as of January 2, 1993 and continuing through February 29, 1996. Pursuant to the agreement, Mr. Dorfman is entitled to receive, as his base salary, $162,000 per year during the term of the agreement plus certain commission payments payable upon achievement of various sales thresholds. Mr. Dorfman is also entitled to participate in all the Company's employee benefit plans and programs other than severance on the same basis as other officers of the Company. In the event of termination of Mr. Dorfman's Employment Agreement for 'Cause' (as defined in the Agreement), or because of his death, the Company shall pay to Mr. Dorfman any base salary earned but not paid to Mr. Dorfman prior to the effective date of such termination. In the event the Company terminates Mr. Dorfman's Employment Agreement other than for Cause or because of his death or disability, the Company shall pay to Mr. Dorfman the greater of (a) continuation of his salary for the number of months remaining in the term of his agreement immediately prior to such termination, taking into account scheduled salary increases, or (b) the amount of severance to which Mr. Dorfman would be entitled under the Company's severance policies in effect as of January 2, 1993, determined at the salary level in effect as of the date of his termination. In the event Mr. Dorfman's Employment Agreement expires on February 29, 1996 and the Company has not, prior to such expiration, made an offer in good faith to extend Mr. Dorfman's employment on substantially similar terms, the Company shall pay Mr. Dorfman the amount of severance to which he would be entitled under the Company's severance policies in effect as of January 2, 1993. In addition, the Company agreed to reimburse Mr. Dorfman for all reasonable expenses incurred in connection with his relocation to the greater Los Angeles metropolitan area, including expenses incurred in connection with his purchase of a residence, in accordance with and subject to the terms of the Company's relocation policy.

EMPLOYMENT AGREEMENT WITH SUSAN BLODGETT

     Ms. Blodgett is party to an Employment Agreement dated December 1992 with the Company, OHEC and OPDC which provides for her employment as Senior Vice President -- Marketing of OHEC and OPDC effective as of January 2, 1993 and continuing through February 29, 1996. Pursuant to the agreement, Ms. Blodgett is entitled to receive, as her base salary, $182,000 per year from January 2, 1993 through February 28, 1994, $192,000 per year from March 1, 1994 through February 28, 1995 and $202,000 per year from March 1, 1995 through February 29, 1996. During the term of the agreement, Ms. Blodgett will participate in the Company's annual incentive bonus plan and is eligible to receive a bonus for each fiscal year in accordance with the terms of such plan. Ms. Blodgett is also entitled to participate in all the Company's employee benefit plans and programs other than severance on the same basis as other officers of the Company. In the event of termination of Ms. Blodgett's Employment Agreement for 'Cause' (as defined in the Agreement), or because of her death, the Company shall pay to Ms. Blodgett any base salary earned but not paid to Ms. Blodgett prior to the effective date of such termination. In the event the Company terminates Ms. Blodgett's Employment Agreement other than for Cause or because of her death or disability, the Company shall pay to Ms. Blodgett the greater of (a) continuation of her salary for the number of months remaining in the term of her agreement immediately prior to such termination, taking into account scheduled salary increases or (b) the amount of severance to which Ms. Blodgett would be entitled under the Company's severance policies in effect as of January 2, 1993, determining the salary level in effect as of the date of her termination. In the event Ms. Blodgett's Employment Agreement expires on February 29, 1996 and the Company has not, prior to such expiration, made an offer in good faith to extend Ms. Blodgett's employment on substantially similar terms, the Company shall pay Ms. Blodgett the amount of severance to which she would be entitled under the Company's severance policies in effect as of January 2, 1993. In addition, the Company agreed to reimburse Ms. Blodgett for all reasonable expenses incurred in connection with her relocation to the greater Los Angeles metropolitan area, including expenses incurred in connection with her purchase of a residence, in accordance with and subject to the terms of the Company's relocation policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not currently have a standing Compensation Committee and, accordingly, compensation decisions regarding the Chief Executive Officer and other executive officers are made by the entire Board of Directors. Leonard White, President and Chief Executive Officer of the Company, is a member of the Board of Directors of the Company, but Mr. White does not participate in the Board's discussions regarding his compensation. Silvia Kessel, Executive Vice President of the Company, is a member of the Board of Directors and is also affiliated with Metromedia. The Company reimburses Metromedia for the portion of Ms. Kessel's salary which is allocable to her service as an Executive Vice President of the Company. For the fiscal year ended February 28, 1994, this amounted to $95,000. Ms. Kessel participates in the Board of Directors decisions on executive compensation.

     Four of the members of the Board of Directors (Messrs. Kluge, Subotnick and Wadler and Ms. Kessel) are affiliated with Metromedia. Metromedia and certain of its affiliates and the Company are parties to a number of agreements described below.

RELATIONSHIPS PRIOR TO THE CHAPTER 11 FILING

     Prior to the Effective Date, Metromedia and its general partners owned approximately 68.4% of the outstanding shares of the Old Common Stock. In addition, the Company and MetMermaids, a joint venture and an affiliate of Metromedia, had entered into an agreement (the 'MetMermaids Agreement'), dated November 28, 1990, pursuant to which MetMermaids purchased an interest in 'MERMAIDS,' a feature-length motion picture released by the Company on December 14, 1990, in exchange for approximately $23 million. Under the MetMermaids Agreement, MetMermaids was entitled to receive a specified portion of the gross receipts derived by the Company from the distribution, exploitation, and exhibition of 'MERMAIDS.' The portion of gross receipts was to be determined by allocating and paying out the gross receipts in accordance with a formula set out in the MetMermaids Agreement. Pursuant to this formula, if MetMermaids did not recover its original investment plus a return thereon of 13% per annum from its share of the 'MERMAIDS' proceeds, MetMermaids was entitled to receive advances against its future interest in 'MERMAIDS' from certain proceeds derived from the distribution of 'THE SILENCE OF THE LAMBS,' a feature-length motion picture released by the Company on February 14, 1991.

AGREEMENTS ENTERED INTO IN CONNECTION WITH THE PLAN

     Metromedia was a co-proponent with the Company of the Plan. In addition, pursuant to a Stock Purchase Agreement, dated as of September 18, 1992, as amended, among the Company, Metromedia and Mr. Kluge, Metromedia and Mr. Kluge contributed to the Company (a) MetMermaids' rights under the MetMermaids Agreement (the 'MetMermaids Rights'), (b) $15 million in cash and (c) the Bank Guarantee (as defined below) in return for an aggregate of 10,020,000 shares of Common Stock. Under the terms of the MetMermaids Agreement, the amount that would have been payable to MetMermaids on account of the MetMermaids Rights at October 1992 was approximately $29 million.

     Prior to the Effective Date, Metromedia and Mr. Kluge delivered a guarantee (the 'Bank Guarantee') to the Company's lenders (the 'Banks') under the Company's senior secured credit facility (the 'Credit Agreement'). The Bank Guarantee provides generally that, to the extent the Company has not paid the Banks, the guarantors under the Bank Guarantee will be obliged to pay to the
Banks: (i) $85 million (less principal payments made to the Banks prior to the Effective Date) on the first anniversary of the Confirmation Date, $80 million on the second anniversary thereof, and approximately $64.2 million on the third anniversary thereof; (ii) quarterly interest payments under the Credit Agreement; (iii) the following payments (subject to certain adjustments in the timing of such payments for partial draws) with respect to the Company's reimbursement obligations under the Credit Agreement in respect of a letter of credit issued in favor of an affiliate of Sony Pictures Entertainment, Inc. ('Sony'): $26 million on the first anniversary of the Confirmation Date, $24 million on the second anniversary thereof, $20 million on the third anniversary thereof, and the amount of any draw under the letter of credit if such draw would not have been permitted under the letter of credit outstanding prior to the Effective Date, in each case together with interest and fees relating thereto; and (iv) legal fees and expenses incurred in connection with the enforcement of the Bank Guarantee. The Bank Guarantee provides that the Banks may not accelerate the obligations under the Credit Agreement or take any action to foreclose on any assets of the Company unless and until the guarantors under the Bank Guarantee shall have failed to make any payment due under the Bank Guarantee. If, in violation of that requirement, the Banks instead first proceed against the Company or its assets, the Bank Guarantee thereupon will terminate.

     In connection with the delivery by Metromedia and Mr. Kluge of the Bank Guarantee, the Company entered into a Reimbursement Agreement dated as of October 20, 1992 which provides, among other things, that if Metromedia or Mr. Kluge has performed under the Bank Guarantee or made cure payments to Sony under the agreement between the Company and Sony, that portion of the Company's cash flow that would have been distributed to the Banks pursuant to the Plan will instead be paid to Metromedia and Mr. Kluge to reimburse them for payments made to the Banks and/or Sony until Metromedia and Mr. Kluge are reimbursed in full; provided, however, that neither Metromedia nor Mr. Kluge may receive reimbursement under the Reimbursement Agreement or receive the Banks' and/or Sony's portion of the Company's cash flow payable under the Plan until the Banks and/or Sony have been paid in full. The Reimbursement Agreement contains a number of customary affirmative covenants, including, but not limited to, delivery of certain financial and other information, maintenance of existence and compliance with certain agreements. The Reimbursement Agreement also contains various negative covenants which, among other things, generally restrict the ability of the Company and each of its subsidiaries (i) to incur indebtedness other than certain permitted indebtedness specified in the Reimbursement Agreement, (ii) to incur liens, (iii) to undertake a fundamental change in its

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
corporate structure or business or to dispose of all or substantially all of its assets, (iv) to sell or otherwise dispose of certain of its assets or to exploit its assets other than in the ordinary course of business, (v) to pay dividends or make other distributions on or redeem its capital stock, (vi) to modify the provisions of certain agreements and (vii) to enter into certain transactions with affiliates. The Reimbursement Agreement also contains customary events of default which, upon occurrence, permit Metromedia and Mr. Kluge (after the Banks and Sony have been paid in full) to declare all amounts owing under the Reimbursement Agreement to be immediately due and payable. The Reimbursement Agreement also provides, however that as long as one or both of Metromedia and Mr. Kluge 'control' (as defined in the Reimbursement Agreement) the Company, neither may enforce any of the affirmative or negative covenants set forth in the Reimbursement Agreement, and breach of any of such covenants will not give rise to an event of default thereunder.

MISCELLANEOUS RELATIONSHIPS

     Since the Effective Date, Metromedia, through its affiliates, has provided the Company and its affiliates with non-recourse financing to acquire certain additional theatrical and home video product, as described below.

     The Company and MetProductions, Inc. ('MetProductions'), an affiliate of Metromedia, entered into an agreement pursuant to which MetProductions loaned to the Company $1,129,000 (the 'Boxing Helena Loan') to fund the printing and advertising costs associated with the domestic distribution in all media of the film 'BOXING HELENA.' The Boxing Helena Loan and accrued and unpaid interest thereon (at the rate of 10% per annum) was payable out of the gross receipts of the film (less certain distribution expenses) and the distribution fee payable to the Company by the licensor of the film. The Boxing Helena Loan was secured by a first priority lien granted to MetProductions on the Company's rights in the license agreement pursuant to which it acquired the distribution rights in the film. The Company has repaid the Boxing Helena Loan in full.

     MetProductions and the Company are also parties to an agreement pursuant to which MetProductions made a non-recourse loan in the amount of $1,005,000 (the 'Me and the Kid Loan') to the Company to fund the printing and advertising costs associated with the domestic distribution in all media of the film 'ME AND THE KID.' The Me and the Kid Loan and accrued and unpaid interest thereon (at the rate of 10% per annum) is payable out of the gross receipts of the film (less certain distribution expenses) and the distribution fee payable to the Company by the licensor of the film to the Company. The Me and the Kid Loan is secured by a first priority lien granted to MetProductions on the Company's rights in the license agreement pursuant to which it acquired the distribution rights in the film. The entire amount of the Me and the Kid Loan is outstanding.

     MetProductions and the Company are parties to an agreement pursuant to which MetProductions has agreed to lend the Company up to $750,000 (of which $11,000 has been lent) (the 'Nostradamas Loan') to fund the print and advertising costs associated with the domestic distribution in all media of the film 'NOSTRADAMAS.' The Nostradamas Loan and accrued and unpaid interest thereon (at the rate of 10% per annum) is payable out of the gross receipts of the film (less certain distribution expenses) and the distribution fee payable to the Company by the licensor of the film to the Company. The Nostradamas Loan is secured by a first priority lien granted to MetProductions on the Company's rights in the license agreement pursuant to which it acquired the distribution rights in the film.

     The Company and MetProductions are parties to an agreement pursuant to which MetProductions has agreed to lend the Company up to $1,500,000 (of which $500,000 has been lent) (the 'Robocop Loan') to acquire the domestic home video distribution rights in the television movie 'ROBOCOP, The Fourth Directive' (the 'Picture') and the series based thereon. The Robocop Loan and all accrued and unpaid interest thereon (at the rate of 10% per annum) is payable out of the gross proceeds of the Picture (less certain distribution expenses). The Robocop Loan is secured by a first priority lien granted to MetProductions in the Company's right, title and interest in the Distribution Agreement between the Company and Skyvision Entertainment, Inc.

     OHEC and MetProductions are parties to an agreement pursuant to which MetProductions has agreed to lend OHEC certain amounts where the cumulative amount outstanding cannot exceed

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
$600,000 during Year 1 (November 1, 1993 through December 31, 1994); $700,000 in Year 2 (January 1, 1995 through December 31, 1995) and $800,000 during Year 3 (January 1, 1996 through December 31, 1997) (the 'Fox Lorber Loan') to provide to Fox Lorber Home Video ('FLHV') an acquisition fund (the 'Acquisition Fund') to be used to acquire full-length theatrical motion pictures (the 'Acquisition Fund Product'). MetProduction has lent approximately $550,000 of its commitment. The Lorber Loan and all accrued interest thereon is payable out of the gross receipts to which OHEC is entitled from the Acquisition Fund Product (less any expenses incurred by OHEC). The Fox Lorber Loan is secured by a first priority lien on and security interest granted to MetProductions in OHEC's right, title and interest in the Fox Lorber Agreement.

     OHEC and MetProductions are parties to an agreement pursuant to which MetProductions has agreed to lend OHEC up to $500,000 (the 'Castle Loan') to fund the acquisition of domestic home video distribution rights by OHEC to 5 animated children films from Castle Communications. MetProductions has loaned $100,000 of its commitment. The Castle Loan and all accrued interest thereon is payable out of the gross receipts to which OHEC is entitled from the animated films (less any expenses incurred by OHEC). The Castle Loan is secured by a first priority lien on and security interest granted to MetProductions in OHEC's right, title and interest in the Distribution Agreement between OHEC and Castle Communications.

     In addition, an affiliate of the Company and MetProductions have reached an agreement in principle pursuant to which they will form a partnership to fund the production or acquisition of film product. MetProductions has contributed to the partnership approximately $2,250,000 which the partnership utilized to fund a portion of the production budgets for two films intended for initial distribution in the home video market ('DEAD ON' and 'ILLEGAL IN BLUE'), one of which has been released and the other of which has yet to be so released.

     Mr. Kluge beneficially owns more than 10% of the common stock of Image Investors Co., a Delaware corporation. Image Investors owns approximately 40% of the common stock of Image Entertainment, Inc. ('Image'). OHEC was a party to an output license agreement with Image which terminated on December 31, 1992 pursuant to which OHEC granted to Image the rights to manufacture, market and sell on laserdiscs for private in-home use certain feature length programs released by the Company on videocassette for a period of three years from the date of first release by Image on laserdisc in consideration of a royalty payment payable with respect to each program. At the end of the fiscal year ended February 28, 1994, Image was indebted to the Company in the amount of approximately $114,000 under the agreement. The Company, OHEC and Image are currently negotiating and finalizing the terms of a new output agreement.

     The Company is a customer of LDDS Metromedia Communications ('LDDS'), which provides long distance telephone services to the Company. Mr. Kluge is Chairman of the Board of LDDS and Mr. Subotnick and Ms. Kessel serve on LDDS' Board of Directors. Metromedia owns approximately 19% of the fully diluted common stock of LDDS. For the fiscal year ended February 28, 1994 the Company paid $101,305 to LLDS.

BOARD OF DIRECTORS REPORT ON COMPENSATION

     The Company does not have a standing Compensation Committee and accordingly, decisions regarding the compensation of the Chief Executive Officer and the other executive officers are made by the entire Board of Directors. Mr. White, President and Chief Executive Officer of the Company, does not participate in discussions regarding the Chief Executive Officer's compensation. Silvia Kessel, Executive Vice President of the Company, is a member of the Board of Directors and participates in decisions on executive compensation.

     Some of the compensation and benefit arrangements referred to in the text and the table set forth above were entered into before the Company and certain of its subsidiaries emerged from Chapter 11 proceedings on the Effective Date. Various compensation arrangements entered into by the Board of Directors during the Chapter 11 proceedings were affirmed by the U.S. Bankruptcy Court for the Southern District of New York in connection with the Company's reorganization.

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     The Board  of Directors  fixes the  annual salary  of the  Chief  Executive
Officer of the Company and, in consultation with the Chief Executive Officer of the Company, fixes the annual salary of the executive officers and other officers of the Company and the officers of each subsidiary of the Company, subject in each case to any employment agreement or other contract between the Company or a subsidiary thereof and any such officer. In addition, the Board of
Directors  has  the  authority  to  cause  the  payment  of  bonuses  or   other
supplemental compensation by the Company to the Chief Executive Officer of the Company and, in consultation with the Chief Executive Officer of the Company, to cause the payment of bonuses or other supplemental compensation to any other officer of the Company or any subsidiary thereof. The Company does not currently have a stock option plan for executive officers. Prior to the Effective Date the Company had three stock option plans, but pursuant to the Plan all such plans and the options outstanding at the Effective Date pursuant to such plans were canceled.

     In general, the Board of Directors seeks to link the compensation paid to the executive officers of the Company to the performance of the executive officer as well as that of the Company. The compensation of an executive officer of the Company includes cash compensation consisting of base salary plus bonuses and participation in certain benefit plans generally available to employees of the Company such as health insurance. Specifically, the indicators of corporate performance most heavily relied upon by the Company in making such decisions are the levels of operating cash flow and operating expenses accomplished by the Board of Directors of the Company during certain designated periods and the individual efforts and achievements of each executive officer during a particular period in reaching such levels. The Board of Directors in conjunction with the Chief Executive Officer also places particular emphasis on the Company's ability to meet certain cash flow thresholds set forth in the Company's Plan.

     In addition, however, as a result of the consolidation of the Company's operations and the layoffs of a substantial number of the Company's employees both prior to the Effective Date and since such date, the Board of Directors recognized that the successful reorganization of the Company in the Chapter 11 proceedings and the subsequent implementation of the Plan required the concentrated efforts of the remaining executive officers of the Company. Accordingly, in order to alleviate concerns about job security and to ensure productivity, the Company adopted a written policy governing the payment of stay bonuses and transition bonuses to key employees of the Company which would reward such employees for continued service during the period involving the negotiations of the Plan and in the period following the Effective Date. Such bonuses were payable to the Company's employees, including executive officers, in lump sum payments provided such officer remained employed by the Company for the designated period. During fiscal 1994, certain key employees including certain of the named executive officers received transition bonuses ranging from $10,000 to $30,000 as they remained employed by the Company through October 1, 1993.

     In order to provide the appropriate incentives to ensure the accomplishment of the performance and financial objectives upon which the Plan was predicated, the Board of Directors has authorized the payment of incentive bonuses for certain key officers of the Company including the Chief Executive Officer and certain of the named executive officers based upon the successful accomplishment by the Company of certain performance goals for the Company which were set forth in the Plan. Specifically, the Board of Directors authorized the payment of annual bonuses to certain key executive officers including the Chief Executive Officer and the named executive officers pursuant to an incentive bonus plan which annually awards bonuses based upon the Company's actual net cash flow in a given fiscal year (or portion of a fiscal year) versus the projected net cash flow for such period as set forth in the Plan. Based upon the targets established by the Board of Directors for the Company's net cash flow and operating results from the Effective Date until February 28, 1994, the Chief Executive Officer of the Company and most of its key executive officers did not receive incentive bonuses in fiscal 1994. Based upon such incentives, one named executive and several other key officers earned incentive bonuses ranging from $22,500 to $31,800.

     During the 1994 fiscal year, the Company was a party to employment agreements with all of its named executive officers, except for Mr. Indelli.

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     The Chief  Executive  Officer's  salary for  fiscal  1994  was  established pursuant to an Employment Agreement with Mr. White effective through December 31, 1996. As noted above, Mr. White did not earn an incentive bonus in accordance with the terms of the incentive formula established by the Board of Directors.

                                          By the Board of Directors:

                                             JOHN W. KLUGE, Chairman
                                             SILVIA KESSEL
                                             JOEL R. PACKER
                                             MICHAEL I. SOVERN
                                             RAYMOND L. STEELE
                                             STUART SUBOTNICK
                                             ARNOLD L. WADLER
                                             STEPHEN WERTHEIMER
                                             LEONARD WHITE

PERFORMANCE GRAPH

     The following graph sets forth the Company's total stockholder return as compared to the Standard & Poors 500 Index and the Standard & Poors Entertainment Index for the period from November 5, 1992, when the Plan was consummated and the Company's Common Stock was registered under the Exchange Act, became issuable pursuant to the Plan and began trading on a when-issued basis on the Nasdaq National Market System, through the last day of the Company's last completed fiscal year, February 28, 1994. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the Standard & Poors 500 Index and the Standard & Poors Entertainment Index. It also assumes reinvestment of all dividends.

                              [PERFORMANCE GRAPH]

                                   11/5/92     2/28/93      2/28/94
                                   -------     -------      -------
Orion Common Stock                  100.0      120.000      270.000
S&P 500 Index                       100.0      106.913      115.837
S&P Entertainment Index             100.0      111.469      127.128

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company is a party to a number of agreements and arrangements with Metromedia and affiliates of Metromedia. See 'Compensation Committee Interlocks and Insider Participation.'

                        RATIFICATION OF THE APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm of KPMG Peat Marwick, independent auditors, to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending February 28, 1995, subject to ratification by the stockholders.

     On March 3, 1993, the Board of Directors of the Company approved the engagement of KMPG Peat Marwick as its independent auditors for the fiscal year ended February 28, 1993 to replace Ernst & Young, who was dismissed as auditors of the Company effective March 3, 1993. Ernst & Young, or its predecessor, acted as independent auditors for the Company for the previous nine fiscal years.

     In connection with the audit of the Company's financial statements for the fiscal years ended February 28, 1991, February 29, 1992, and in the subsequent interim period, there did not exist any disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to have referred to the subject matter of disagreement in its report. Ernst & Young's report on the Company's financial statements for the fiscal year ended February 29, 1992 stated that there was substantial doubt about the Company's ability to continue as a going concern. There were no 'reportable events' as described in
Item 304(a)(1)(v) of Regulation S-K.

     Prior to the engagement of KPMG Peat Marwick, no member of that firm was consulted by the Company (i) for the purpose of obtaining a written report or oral advice with regard to the application of accounting principles to a specified transaction of the Company, either completed or proposed, (ii) regarding an inquiry as to the type of audit opinion that may be rendered on the Company's financial statements or (iii) regarding any matter that was the subject of a disagreement with Ernst & Young or which constituted a reportable event pursuant to Item 304(a)(1)(v) of Regulation S-K.

     A partner of KPMG Peat Marwick is expected to be present at the Annual Meeting and to be provided with an opportunity to make a statement if such partner desires to do so and to be available to respond to appropriate questions from stockholders.

     If the stockholders do not ratify the appointment of KPMG Peat Marwick as the Company's independent auditors for the forthcoming fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS THE INDEPENDENT AUDITORS OF THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING FEBRUARY 28, 1995.

                   ANNUAL REPORT; INCORPORATION BY REFERENCE

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1994 (WHICH CONTAINS THE COMPANY'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS) IS BEING MAILED TO STOCKHOLDERS TOGETHER WITH THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. TO THE EXTENT THIS PROXY STATEMENT HAS BEEN OR WILL BE SPECIFICALLY INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE SECTIONS OF THE PROXY STATEMENT ENTITLED 'COMPENSATION COMMITTEE REPORT ON COMPENSATION' AND 'PERFORMANCE GRAPH' SHALL NOT BE DEEMED TO BE SO INCORPORATED UNLESS SPECIFICALLY OTHERWISE PROVIDED IN ANY SUCH FILING.

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                         STOCKHOLDER PROPOSALS FOR 1995
                         ANNUAL MEETING OF STOCKHOLDERS

     Stockholders who wish to have their proposals considered for inclusion in the proxy materials for the Company's 1995 Annual Meeting of Stockholders must deliver such proposals in writing to the Secretary of the Company at the Company's principal executive offices no later than March 28, 1995.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. Should other business properly be brought before the Annual Meeting, it is intended that the accompanying proxy will be voted thereon in the discretion of the persons named as proxies.

                                          By Order of the Board of Directors
                                          JOHN W. HESTER
                                          Secretary

June 27, 1994

                                    APPENDIX
                         Graphic and Image Information:
                      Performance Graph on Page 14 of N&PS.


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